SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 6, 2006



                               PSB Holdings, Inc.
             (Exact name of registrant as specified in its charter)


     Federal                           0-50970                  42-1597948
-------------------------       ---------------------          --------------
   (State or other              (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)



40  Main Street, Putnam, Connecticut                            06260
------------------------------------                         -----------
(Address of principal executive offices)                     (Zip Code)


                                 (860) 928-6501
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))





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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers.

     On July 6, 2006, Mr. John P. Miller was appointed to the boards of directors of PSB Holdings, Inc. (the "Company") and its wholly owned subsidiary, Putnam Savings Bank. Mr. Miller also was appointed to the board of directors of Putnam Bancorp, MHC, the majority stockholder of the Company.

     There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller became a director. Mr. Miller is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

     Mr. Miller, a life-long resident of Putnam, Connecticut, is the President and Owner of the National Chromium Company, Inc., a metal finishing company that specializes in chromium and nickel coatings, servicing accounts across the United States. Mr. Miller, an MBA, also serves as Adjunct Instructor of Business Management at Quinebaug Valley Community College, located in Danielson, Connecticut.

Item 9.01. Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Not Applicable.

     (d)  Exhibits: None









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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PSB HOLDINGS, INC.

Dated:  July 10, 2006                 By:    /s/ Thomas A. Borner
                                                --------------------
                                                Thomas A. Borner
                                                Chairman of the Board and
                                                Chief Executive Officer
                                                (Duly authorized representative)